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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                OCTOBER 21, 1998


                           ALPHA-BETA TECHNOLOGY, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)


         MASSACHUSETTS                              000-20023                                  04-2997834
----------------------------                 ------------------------                      -------------------
(State or other jurisdiction                 (Commission file number)                        (IRS employer
       of incorporation)                                                                   identification no.)
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          THREE BIOTECH PARK, ONE INNOVATION DRIVE, WORCESTER, MA 01605
          -------------------------------------------------------------
               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (508) 798-6900
                                                           --------------

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ITEM 5 - OTHER EVENTS

         On October 21, 1998, Alpha-Beta Technology, Inc. (the "Registrant") entered into a Securities Purchase Agreement with HFTP Investments LLC (the
"Investor") pursuant to which the Registrant (i) issued 1,500 shares of series F convertible preferred stock (the "Preferred Stock") to the Investor, and (ii) is obligated to issue an additional 1,500 shares of Preferred Stock upon the effectiveness of a resale registration statement covering the shares of the Registrant's common stock, par value $.01 per share (the "Common Stock"), issuable upon exercise of the 3,000 shares of Preferred Stock. The issuance of the second tranche of Preferred Stock is also subject to certain other closing conditions.

         Subject to certain anti-dilution provisions, the Preferred Stock is convertible into Common Stock at a conversion price equal to the lesser of a fixed cap (the "Fixed Cap") and a 15% discount to the average closing price of the Common Stock for the five trading days immediately preceding the date of conversion. Initially, the Fixed Cap equals $1.50. Upon issuance of the second tranche of Preferred Stock, the Fixed Cap will be redetermined utilizing a formula which is based in part on the number of shares of Common Stock reserved for issuance upon conversion of the Preferred Stock. The transaction documentation prohibits the issuance of a number of shares of Common Stock upon exercise of the Preferred Stock in excess of 19.99% of the number of shares of Common Stock outstanding immediately prior to such issuance without first obtaining stockholder approval.

         The purchase price for the Preferred Stock is $1,000 per share (or an aggregate of $1,500,000 for the first tranche of Preferred Stock and $1,500,000 for the second tranche of Preferred Stock). In connection with the transaction, consultants received an aggregate of $150,000, 11,250 shares of Common Stock and warrants exercisable for 25,000 shares of Common Stock. The Registrant will use the net proceeds from the investment for the Company's ongoing Phase III clinical trial of Betafectin AE for the prevention of serious post-operative infections, as well as the Company's novel antifungal research program.

         In connection with the foregoing, on October 22, 1998, the Registrant amended its Shareholder Rights Agreement dated as of February 2, 1997, as amended on November 13, 1997 (the "Rights Plan"), between the Registrant and
BankBoston, N.A. f/k/a The First National Bank of Boston, as Rights Agent, in order to exempt acquisitions of the Registrant's Common Stock by the Investor from the operation of the provisions of the Rights Plan.

ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)        Exhibits.

Exhibit             Name
-------             ----

4.1 Securities Purchase Agreement dated as of October 21, 1998 by and among Alpha-Beta Technology, Inc. and HFTP
                    Investments LLC


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4.2                 Registration Rights Agreement dated as of October 21, 1998 by and among Alpha-Beta Technology, Inc. and HFTP
                    Investments LLC

4.3                 Certificate of Vote of Amending and Restating Terms Series F
                    Convertible Preferred Stock Prior to Issuance of Alpha-Beta
                    Technology, Inc. filed with the Secretary of State of The
                    Commonwealth of Massachusetts on October 21, 1998

4.4                 Second Amendment dated as of October 21, 1998 to Shareholder
                    Rights Agreement dated as of February 2, 1997, as amended on November 13, 1997, between Alpha-Beta Technology, Inc. and
                    BankBoston, N.A. f/k/a The First National Bank of Boston, as
                    Rights Agent


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                                   SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             ALPHA-BETA TECHNOLOGY, INC.



Date: October 22, 1998                       By: /s/ Joseph M. Grimm
                                                 -------------------------------
                                                 Name: Joseph M. Grimm
                                                 Title: Chief Financial Officer


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                                  EXHIBIT INDEX


Exhibit                     Name
-------                     ----

4.1 Securities Purchase Agreement dated as of October 21, 1998 by and among Alpha-Beta Technology, Inc. and HFTP
                    Investments LLC

4.2 Registration Rights Agreement dated as of October 21, 1998 by and among Alpha-Beta Technology, Inc. and HFTP
                    Investments LLC

4.3                 Certificate of Vote of Directors Amending and Restating
                    Terms Series F Convertible Preferred Stock Prior to Issuance
                    of Alpha-Beta Technology, Inc. filed with the Secretary of
                    State of The Commonwealth of Massachusetts on October 21,
                    1998

4.4                 Second Amendment dated as of October 21, 1998 to Shareholder
                    Rights Agreement dated as of February 2, 1997, as amended on November 13, 1997, between Alpha-Beta Technology, Inc. and
                    BankBoston, N.A. f/k/a The First National Bank of Boston, as
                    Rights Agent